As filed with the U.S. Securities and Exchange Commission on March 18, 2021.

Registration No. 333-254003

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Corsair Partnering Corporation

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	6770	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
	717 Fifth Avenue, 24th Floor New York, NY 10022 (212) 224-9400
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

D.T. Ignacio Jayanti Chief Executive Officer Jeremy S. Schein President Corsair Partnering Corporation 717 Fifth Avenue, 24th Floor New York, NY 10022 (212) 224-9400
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Derek Dostal John Amorosi Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Tel: (212) 450-4000	Suzanne Correy Maples & Calder (Cayman) LLP PO Box 309, Ugland House Grand Cayman KY1-1104 Cayman Islands Tel: (345) 949-8066	Joel Rubinstein Elliott Smith White & Case LLP 1221 Avenue of the Americas New York, NY 10020 Tel: (212) 819-8200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.

See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee(6)
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-quarter of one redeemable warrant(2)	40,250,000 Units	$ 10.00	$ 402,500,000	$ 43,913
Class A ordinary shares included as part of the units(3)	40,250,000 Shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	10,062,500 Warrants	—	—	—(4)
Class A ordinary shares issuable upon exercise of redeemable warrants included as part of the units	10,062,500 Shares	$11.50	$ 115,718,750	$ 12,625
Total			$ 518,218,750	$ 56,538(5)
(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Includes 5,250,000 units, consisting of 5,250,000 Class A ordinary shares and 1,312,500 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotments, if any.

(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).

(5)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants.

(6)	The registrant previously paid a registration fee of $56,538 in relation to its filing of its initial Registration Statement on Form S-1 (No. 333-254003) on March 8, 2021.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

explanatory note

Corsair Partnering Corporation is filing this Amendment No. 1 to its registration statement on Form S-1 (File No. 333-254003) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.**
3.1	Memorandum and Articles of Association, as currently in effect.**
3.2	Form of Amended and Restated Memorandum and Articles of Association.**
4.1	Form of Specimen Units Certificate.**
4.2	Form of Specimen Class A Ordinary Share Certificate.**
4.3	Form of Specimen Warrant Certificate.**
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1	Opinion of Davis Polk & Wardwell LLP.**
5.2	Opinion of Maples and Calder (Cayman) LLP, Cayman Islands counsel to the Registrant.**
10.1	Form of Letter Agreement among the Registrant, Corsair Partnering Sponsor LP and each of the executive officers and directors of the Registrant.**
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.**
10.3	Form of Registration and Shareholder Rights Agreement among the Registrant, Corsair Partnering Sponsor LP and the Holders signatory thereto.**
10.4	Form of Private Placement Warrants Purchase Agreement among the Registrant and Corsair Partnering Sponsor LP .**
10.5	Form of Indemnity Agreement.**
10.6	Promissory Note issued to Corsair Capital Group, Ltd.**
10.7	Securities Subscription Agreement between Jeremy S. Schein and Corsair Partnering Corporation.**
10.8	Form of Administrative Services Agreement among the Registrant and Corsair Partnering Sponsor LP .**
10.9	Form of Forward Purchase Agreement.**
10.10	Assignment and Assumption Agreement among the Registrant, Corsair Capital Group, Ltd. and Corsair Partnering Sponsor LP **
10.11	Securities Assignment Agreement between Jeremy S. Schein and Corsair Partnering Sponsor LP **
23.1	Consent of WithumSmith+Brown, PC.**
23.2	Consent of Davis Polk & Wardwell LLP (included on Exhibit 5.1).**
23.3	Consent of Maples and Calder (Cayman) LLP, (included on Exhibit 5.2).**
24.1	Power of Attorney (included on signature page of the initial filing of this Registration Statement).**
99.1	Consent of Maripat Alpuche. **
99.2	Consent of Daniel J. Eckert.**
99.3	Consent of William I. Jacobs.**

_______________

**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 18th day of March, 2021.

CORSAIR PARTNERING CORPORATION

By:	/s/ Paul Cabral
Name: Paul Cabral
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer and Director	March 18, 2021
D.T. Ignacio Jayanti	(Principal Executive Officer)

/s/ Paul Cabral	Chief Financial Officer	March 18, 2021
Paul Cabral	(Principal Financial Officer and Principal Accounting Officer)

*	President and Director	March 18, 2021
Jeremy S. Schein

* By:	/s/ Paul Cabral
Name: Paul Cabral
Title: Attorney-in-fact

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